CLINICAL TRIAL AGREEMENT

This Clinical Trial Agreement ("Agreement") entered into this             day of August, 2012 (the “Effective Date”), by and between;

The University of Medicine and Dentistry of New Jersey, a body corporate and politic of the State of New Jersey ("University")

and

Proteonomix, Inc. ("Company")

WHEREAS, Company desires to conduct a clinical research study entitled, “UMK 121 in Patients with Liver Disease” (the “Study”), which shall study the effects of __________________ (the “Study Drug”) which shall be conducted according to the protocol attached hereto as Exhibit A (the “Protocol”), incorporated herein by reference;

WHEREAS, Company desires to engage the services of University to conduct the Study; and

WHEREAS, University desires to participate in conducting the Study through Baburao Koneru, M.D., an employee of Institution, acting as the principal investigator for the Study (the “Principal Investigator”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows:

1.

CONDUCT OF STUDY.

1.1.

University and Principal Investigator Obligations.

The Principal Investigator will supervise the conduct of the Study and may appoint such other individuals as he or she, in accordance with applicable law and/or the Protocol, may deem appropriate as Subinvestigators to assist in the conduct of the Study (such other individuals are collectively referred to as “Subinvestigators”), however, Principal Investigator shall be solely responsible for leading and approving any action of any Subinvestigator.    University will take appropriate steps to inform each such person of his/her obligations hereunder and to obtain his/her agreement to abide by the terms and conditions of this Agreement.  University shall for this Study, in accordance with FDA regulations as stated in the Code of Federal Regulations - Investigational New Drug Application (21 CFR Part 312), furnish Company with:

•

Signed and completed FDA Form 1572

•

Signed IRB Approval Letter

•

CV of Principal Investigator

•

Signed and completed Financial Disclosure Form per required time frames.

•

Adverse Events Reports

•

Fully completed Case Report Forms (“CRFs”).  Each CRF is to be fully completed no later than sixty (60) days after patient completion of the Study.

0.1.

IRB Approval.  University shall submit the Protocol for review and approval to the appropriate review authorities, including, among others, the Institutional Review Board ("IRB") having jurisdiction over the facilities in which the Study will be conducted.  University shall provide Company with written evidence of review and approval of the Study by the IRB prior to the initiation of the Study at the University, and if applicable, the IRB’s continuing review and approval of the Study.   The Study shall be conducted in accordance with the Protocol, as approved by the IRB, as the same may be changed from time-to-time in writing as agreed upon by the parties and in accordance with prudent research practices. Changes to the Protocol may be made  only by written agreement of the University, Company and the Principal Investigator.  Changes to the Protocol shall be accompanied by such notification, review, and/or approval of the IRB as may be required by applicable law and/or the Protocol.

0.2.

Change in Principal Investigator.  If for any reason Principal Investigator becomes unavailable to conduct the Study, University shall promptly so notify Company.  University will then recommend a successor Principal Investigator. If Company does not agree to the proposed successor, the Study may be terminated as set forth in Section 3.2 (d).

0.3.

Enrollment of Study Subjects.  University agrees to make all reasonable efforts to recruit the appropriate number of subjects for the Study in accordance with the timelines set forth in this Agreement.  If this Study is a multi-center study, University acknowledges and agrees that (i) the Study is being conducted as part of a multi-center clinical trial, (ii) that the number of clinical trial sites will be decided solely by Company, (iii) that these sites may enroll subjects in mutual competition, and (iv) that Company reserves the right to end subject enrollment when the desired number of Study subjects for all clinical trial sites participating in that Study has been reached.

0.4.

Consents.  University shall obtain the informed consent of each Study subject (and/or their duly authorized representatives).  In the event a Study subject is a minor or otherwise incompetent, the consent of the parent or legal guardian of such Study subject must be obtained prior to participation by such Study subject in the Study.

0.5.

Compliance with Laws.  University shall comply and shall require Principal Investigator and all Subinvestigators and other Study personnel to comply, with the Protocol and with all applicable laws, rules, regulations and other governmental requirements relating to the performance of their respective responsibilities under the Study. University and Company agree to inform each other immediately if either the University or the Company learns of any non-compliance by the Principal Investigator or any University or Company employee with respect to the same.  The Study shall be conducted, and University represents that it has the experience, capability, and resources, including but not limited to, sufficient personnel and equipment, to efficiently and expeditiously perform the Study in a professional and competent manner, and in strict adherence with (i) current good clinical practices (ii) the Protocol and (iii) all applicable laws, rules and regulations and other governmental requirements in the performance and documentation of the Study.  Without in any way limiting the foregoing, these obligations shall include the following:

(a)

Records.  University shall, as may be required by applicable governmental requirements and the Protocol, (i) prepare, document and maintain accurate written records, accounts, notes, reports, and data of all clinical trial work performed for the Study, and (ii) prepare and submit to Company patient case reports on CRFs supplied by Company for each patient as provided in the Protocol.  As between the parties, Study medical records and all related data shall be exclusive property of University and shall be retained by University for such period of time as is required by applicable law and/or by the Protocol.  It is the Company’s intent to utilize a Clinical Research Organization (“CRO”) to assist the University and the Principal Investigator in the compilation and organization of data flowing from the Study.  All costs of the CRO will be borne by the Company. The University and the Principal Investigator shall use their reasonable efforts to assist the CRO.

(b)

Periodic Reports.  University shall keep Company advised of the status of the Study through the submission of reports in accordance with the schedule set forth in the Protocol. A final report shall, if requested in writing by Company, be submitted by University to Company following the end of the Study.

(c)

Adverse Events. University shall notify Company of any adverse events (whether serious or not) incurred during or as the result of the Study as soon as reasonably possible after the occurrence of such event (i.e. within 48 hours of the occurrence of each event), and provide a confirmation report of such event promptly thereafter. Additionally, University will promptly provide Company with all relevant information in their possession or control as may be needed to assist Company in the identification and resolution of problems or unexpected occurrences involving the Study Drug or its use in the Study.

(d)

Privacy.  University and Company agree to comply with the laws and regulations relating to the privacy and confidentiality of patient health information, including without limitation, the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Standards for Individually Identifiable Health Information, 45 C.F.R. parts 160 and 164 (“the HIPAA Privacy Regulation”).  University and Company shall take all actions necessary to comply with such laws and regulations, including agreeing to amend this Agreement as necessary for compliance. University also shall ensure that all Study subjects execute appropriate written authorizations to permit  Company’s  use and disclosure of protected health information in accordance with the HIPAA Privacy Regulation.

0.6.

Ownership of Reports.  With the exception of patient medical records and any scholarly publications, which shall be owned by University, all CRFs and any other reports and data generated as a direct result of the conduct of the Study by University in accordance with the Protocol (the “Study Data”) are the property of Company and may be used by Company for any purpose whatsoever consistent with the approved informed consent documents and applicable law and regulation.  University agrees not to provide the Study Data to any third party nor use the Study Data (except as required to perform their obligations under the Protocol) without Company's prior written consent; however, this shall not affect the parties’ rights to (a) publish Study results, (b) use Study Data for internal academic research purposes , (c) disclose information required by law, or (d) disclose or use Study Data for the treatment and medical care of any specific Study subject, so long as the previous mentioned rights are not for any commercial purpose.

0.7.

Ownership of Equipment.   To the extent Company has supplied any equipment for use during any Study; such equipment shall be properly maintained by University throughout the conduct of the Study and kept in good operating condition, reasonable wear and tear expected.  Notwithstanding the foregoing, such equipment shall at all times remain the sole property of Company and shall be promptly returned to Company at the close of the Study at Company’s sole expense.

0.8.

Site Inspection and Monitoring by Company.  Company will provide University with applicable data and safety monitoring plans for submission to the IRB and will monitor the Study in accordance with the Protocol.  Upon advance written notice and at reasonable and mutually agreeable times during the term of this Agreement, University shall permit representatives of Company to examine that portion of its facilities utilized to conduct the Study, to validate CRFs against original data in their files, to make copies of relevant records and monitor the Study and to determine the adequacy of the facilities and whether the Study is being conducted in compliance with this Agreement, the Protocol and relevant governmental requirements; provided, however, that Company representatives may not review patient identifying information without proper authorization from a Study subject or except as required by law. University shall notify Company promptly if the FDA or any other regulatory authority inspects, requests an inspection, or makes written or oral inquiries regarding any aspect of University’s activities pursuant to this Agreement unless prohibited by the FDA or regulatory authority.  University shall keep Company fully and timely informed of the nature, on-going status and outcome of any such inspections.

During the Study and for two (2) years after Study completion at all sites, Company shall promptly provide University and/or Principal Investigator with a written report of any routine monitoring findings, urgent data and safety analyses related to the Study, and/or Study results that may (i) affect the safety and welfare of current or former Study subjects, (ii) affect the willingness of Study subjects to continue their participation in the Study, (iii) influence the conduct of the Study, or (iv) alter the IRB's approval to continue the Study.  University will communicate such findings to the IRB and Study subjects, as appropriate, pursuant to University procedure.

0.9.

Site Inspection by FDA.  In the event of an FDA inspection relating to the Study, Company shall reimburse University for any and all of University’s costs and fees associated with FDA or other governmental audits and inspections. Notwithstanding the preceding sentence, Company shall not be required to reimburse University for any costs or fees arising solely from negligent acts or omissions of the University. University shall, if legally permitted to do so and not otherwise prohibited by the FDA or other governmental or regulatory authority;

(a) promptly notify Company if any government or regulatory authority begins to conduct, or gives notice of its intent to conduct, an inspection that includes the Study;

(b) provide Company with copies of all pertinent written and electronic documents issued by the government or regulatory authority related to the Study and any response. Such response will contain no information with respect to the Study or Company that University knows is false or misleading;

(c) provide Company with a copy of the final responses that pertain to the Study provided to the government or regulatory authority, subject to confidentiality and privacy restrictions.

0.10.

Biological Samples.  Neither party  shall use biological materials collected in the Study for any purposes not allowed by the Protocol, the informed consent document, and the HIPAA authorization signed by the subject providing the material.  Biological materials remaining at the end of the Study shall be destroyed or handled consistent with the informed consent form or HIPAA authorization under which they were obtained.

1.

COMPENSATION

1.1.

Compensation.  In consideration of the performance of the Study by University in accordance with this Agreement, Company agrees to pay University in accordance with Exhibit B.  (the “Study Compensation”). University shall maintain complete, adequate and accurate accounting records in respect of the Study in accordance with generally accepted accounting principles consistently applied.  These records shall be made available for inspection, review, and audit by Company at mutually agreeable times during University’s normal business hours by, and at the sole expense of Company, for a period of one (1) year following the conclusion of the Study. Company will reimburse University for any and all subsequent storage costs plus management fees.

1.2.

Facilities and Study Personnel.  University shall arrange and pay for all necessary laboratory and other facilities, equipment, supplies (other than the Study Drug), physicians and clinical support staff required to conduct the Study.  Company shall reimburse University for all quantities of Study Drug purchased by University as required to perform the Study. University shall be responsible for determining and fulfilling the terms and payment of compensation, benefits and other conditions of engagement of Principal Investigators, any Subinvestigator and any support staff used in the Study, regardless of whether such individuals are considered employees, agents or independent contractors of University.

1.3.

Fair Market Value.  University and Company represent that the amount of compensation to University hereunder represents the fair market value for the services that University has agreed to render and has not been determined in any manner that takes into account the results of the Study or the volume or value of any referrals or business otherwise generated between University and/or Principal Investigator and Company.

2.

TERM OF STUDY AND TERMINATION

2.1.

Term.

This Agreement shall commence on the Effective Date and shall continue for a period of two years unless terminated or extended as provided below.

2.2.

Termination.

This Agreement may be terminated:

(a)

by either party upon notice to the other party for a material breach of this Agreement; provided the aggrieved party shall have first provided the defaulting party with a notice of such material breach and the defaulting party shall have failed to cure such breach within thirty (30) days following receipt of written notice thereof from the aggrieved party;

(b)

by the Company, upon thirty (30) days prior written notice, (i) if the Company reasonably believes there are scientific reasons for such termination or (ii) if the purpose of the Study has for any reason become obsolete or no longer has any validity or purpose;

(c)

immediately by any party upon notice to the other party, if such party reasonably believes a termination is necessary to protect the health, safety or welfare of the Study subjects;

(d)

by written mutual agreement.

Upon any termination or suspension, the parties will meet and confer promptly to determine an appropriate phase-out for subjects already enrolled in any given Study.

2.3.

Effects of Termination.

(a)

Study Subject Enrollment.  Upon receipt of any notice of termination or suspension, University and Principal Investigator agree that no additional Study subjects will be enrolled in the Study.  Any Study subjects already enrolled in the Study will be phased-out as deemed appropriate by Company and Principal Investigator.  Company shall give University a minimum of fourteen (14) days notice before closing enrollment so University does not incur unnecessary costs or disappoint potential Subjects that are in the recruiting process.

(b)

Payments.  If this Agreement is terminated by University as provided in Section 3.2 (a) or by either party as provided in Section 3.2(b),  Section 3.2(c) or 3.2(d) above, Company shall pay all costs accrued by University under the Study Compensation, including, but not limited to, study activities, partial or complete, that University performed prior to receiving notice, non-cancellable third-party obligations, medically-necessary continuing care of Subjects, and reasonable costs incurred because of the cancellation, suspension or early termination, uncancellable obligations for the term of the Agreement; provided, however, Company shall have no obligation to pay for any Study if Company terminates this Agreement for material breach of this Agreement for the failure of University to follow the Protocol, except for emergency deviations.

2.4.

Further Assurances.  Notwithstanding Section 3.1 above, the parties acknowledge that certain legal obligations relating to the administration of the Study may continue to exist after the expiration of the Agreement.  The parties shall cooperate and shall take such further action as may be reasonably required in order to carry out the provisions and purposes of this Agreement and any legal and regulatory obligations associated herewith.  Any expenses associated with the continuing administration of the Study shall be borne solely by Company.

3.

PUBLICATION OF STUDY RESULTS

3.1.

Publication by University and Principal Investigator.  Subject to the limitations contained in this Article 4, Company encourages the publication of Study results in appropriate scientific literature and agrees that University and Principal Investigator may publish and disseminate the results of their investigative findings under the Study; however, Company shall have the right to review such publication with respect to disclosure of confidential material prior to submission for publication. Company shall have thirty (30) days from the date of receipt of the proposed publication to request, in writing, removal of Company-disclosed Confidential Information from the publication. University shall be entitled to determine the authorship and general content (including scientific conclusions and professional judgment) of any such publication; provided, however, the parties agree that any publication will acknowledge the efforts and contributions of any Company personnel involved in the Study in accordance with customary scientific practice. Upon written notice to University during such thirty (30) day review period, the Company may request in writing that the University delay the publication of any material containing Confidential Information for up to thirty (30) calendar days in addition to the initial review period to allow Company to file patent applications to establish and preserve Company's intellectual property rights. If Company does not exercise its rights under this Section within the time periods stated in this Section, University may submit the manuscript for publication or presentation. University and Principal Investigator hereby agree that Company may freely use, copy and disseminate any publication without further obligation to either University or Principal Investigator, subject to the rights of the publishing journal.

3.2.

Registration of Study. University shall register this Study on www.clinicaltrials.gov prior to the enrollment of the first Study subject.

3.3.

Expiration of Rights. Company’s rights under this Section 4 regarding publications of University shall expire at the end of the Confidentiality Period as defined in Section 6 of this Agreement.

4.

INVENTIONS

4.1.

Ownership Rights.  University shall promptly disclose to Company any discovery or invention ("Invention") made, conceived and reduced to practice  by University, Principal Investigator, any Subinvestigator or other Study personnel (each a “University Inventor” or collectively the “University Inventors”).

(a)

Study Inventions.  Inventions conceived and reduced to practice by any University Inventor (independently or together with Company) in the performance of the Study relating to the Study Drug or Company Confidential Information that arises directly from the Study and is anticipated by the Protocol (“Study Invention”) shall be assigned by University to Company . University shall retain, at all times, a non-exclusive free license to use Inventions to perform the Study, for its internal educational, non-commercial research, and patient care purposes, and to comply with any applicable laws and regulation.

(b)

Company Inventions.  Title to any Invention and all related intellectual property rights conceived by Company in the performance of the Study (“Company Invention”) shall rest exclusively with Company.

(c ) University Inventions. University shall retain ownership of any Invention, improvement, know-how, or discovery other than Study Inventions or Company Inventions made, conceived and reduced to practice in connection with the work conducted by University hereunder.  University shall provide prompt notice of such Inventions to Company.

4.2.

Patent Prosecution.  Filing and prosecution of patent applications relating to Study Inventions and Company Inventions shall be handled by the Company solely at the Company’s expense.  University will reasonably ensure that the Principal Investigator and all other Study personnel are bound or shall agree (i) to comply with the terms of this Agreement, (ii) to assign all their rights and interest in any Invention made by them to University, and (iii) not to enter into agreements with third parties which would interfere with their ability to perform this Agreement

4.3.

Determination of Inventorship. The determination of inventorship under this Agreement shall be made in accordance with the applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

5.

CONFIDENTIALITY

5.1.

Confidential Information.  In furtherance of the conduct of the Study, it may be necessary or desirable for the parties hereto to disclose Confidential Information (as defined below) to one another or to the Principal Investigator.  All such Confidential Information shall remain the property of the party disclosing it.  Confidential Information Shall be disclosed in writing and marked “Confidential” or if Confidential Information is disclosed orally, it shall be reduced to writing within a reasonable time period thereafter, marked confidential and provided to the receiving party. The parties understand and agree that all Confidential Information (i) is to be preserved and protected with reasonable care, (ii) is to be disclosed only to personnel who require access to the Confidential Information for the activities contemplated by this Agreement, and (iii) is not to be used, directly or indirectly, for purposes unrelated to the activities contemplated by this Agreement without prior written authorization from an authorized officer of the disclosing party.

5.2.

Exceptions. Notwithstanding the foregoing, the parties’ obligations of confidentiality shall not apply to any information that (i) is, at the time of disclosure, properly and legally in the public domain, (ii) properly and legally comes into the public domain after disclosure hereunder through no breach of this Agreement, (iii) can be shown to have been in the receiving party’s possession at the time of disclosure hereunder, (iv) is acquired by the receiving party from a third party who legally and properly received the Confidential Information, or (v) is independently developed by the receiving party without use of disclosing party’s disclosed Confidential Information, or (vi) is required to be disclosed by law, regulation or court order; provided, however, that the party intending to make such a disclosure of the other party’s Confidential Information shall provide the other party with notice as soon as reasonably practicable so that such other party may contest such potential use or disclosure.

5.3.

Expiration of Provisions. The provisions of this Section 6 shall survive during the term of this Agreement and for a period of five (5) years following the termination or expiration of this Agreement.

6.

INDEMNIFICATION AND PATIENT REIMBURSEMENT

6.1.

Indemnification by Company.  The Company agrees to defend, hold harmless and indemnify the University, Principal Investigator, all Subinvestigators, University’s IRB, its affiliated corporations, and its and their respective directors, regents, trustees, officers, staff, employees and agents (individually and collectively the “University Indemnitees”) from any and all judgments, cost, claims, action, demands, suits, liability, loss, damage or expenses including reasonable attorneys’ and experts’ fees and costs through the appellate level (“Claims”) arising from (i) the Study Drug, (ii) the conduct of the Study, (iii) the negligent design or manufacture of the Study Drug, (iv) procedures properly performed in accordance with the Protocol and any written recommendations or instructions of Company excluding deviations necessary to protect the health, safety or welfare of the Study subjects, (v) Company’s failure to adhere to the terms of this Agreement, (vi) Company’s use of the Study Data and results, Study Inventions or Company Inventions or (vii) Company’s negligence or misconduct; provided, however, that Company will not indemnify or hold harmless the University Indemnitees for any Claims to the extent that they are directly caused by (i) the negligence or intentional misconduct of any of the University Indemnitees, (ii) any violations of any written instructions from Company or its designee excluding deviations necessary to protect the health, safety or welfare of the Study subjects, or (iii) any unauthorized warranties relating to the Study Drug made by any of the University Indemnitees. In the event any such Claim is initiated, University shall notify Company promptly of receipt of notice of Claim in writing and shall cooperate fully in the defense of such lawsuit and permit Company to defend such a Claim at the expense of the Company.  Company may not admit fault or liability of behalf of any University Indemnitee without the University Indemnitee’s prior written consent.

7.2

Indemnification by University.   University shall assume responsibility for any and all errors, omissions, liabilities or damages arising as a result of it’s sole performance of services under this Agreement pursuant to the New Jersey Tort Claims Act, N.J.S.A. 59:1-1 et seq. and the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq. Nothing stated in this paragraph shall be construed to imply indemnification of any party by University.

7.

SUBJECT INJURY

Company agrees to assume responsibility and pay for the costs of any diagnosis, care and medical treatment from any adverse reaction, illness or injury to a Study subject which results from the Study Drug or Study, any procedures required under the Study, or the Protocol design; provided, however, that Company's obligations under this Section 8 shall not apply to the extent that any such costs or such illness or injury is directly caused by:

(a)

the failure of University  to adhere to the terms of the Protocol or any material written instructions relative to the use of any product(s) used in the performance of the Study (excluding deviations necessary to protect the health, safety or welfare of the Study subjects), or comply with applicable FDA or other governmental requirements;

(b)

any negligent or wrongful act or omission, willful malfeasance or malpractice, of University, Principal Investigator, any Subinvestigator or any other University personnel (including University’s employees, agents or independent contractors) involved in the Study.

8.

PUBLICITY

Except as otherwise permitted under Article 4 (“Publication of Study Results”), neither party shall originate any publicity, news release or other public announcement, written or verbal, whether to the public press or otherwise, relating to this Agreement, the Protocol, the Study conducted hereunder, or to any amendment(s) thereto without the other party’s prior written consent.  Notwithstanding the foregoing, University may disclose the Company’s name, total grant amount, and a general, non-confidential title of the Study without Company’s consent in University’s annual reports, internal reports, or other such reports on research, and Company may disclose the terms of this Agreement in connection with any governmental filing relating to the Study Drug approval process.  The parties will not use the name of the other party, or a variant thereof, in any advertising or promotional material without the other party’s prior written consent.  University acknowledges that the Company is subject to the reporting requirements of the 1934 Securities Exchange Act and may therefore be required to make public disclosure (a “Filing”) of certain material occurrences relating to the Study or this Agreement including but not limited to the execution of this Agreement, its termination, commencement of the trial and conclusion thereof. These Filings must generally be made within four days of their occurrence and nothing contained herein shall restrict the Company from making these Filings or other required public disclosures. The Company will, when possible, make efforts to provide the University with the proposed language to be used in such Filings at least one day prior to the proposed Filing date.

9.

IRB/HIPAA

The parties agree that University’s IRB shall be the IRB of record for the Study conducted at the University.  The University will notify the Company (and provide supporting documentation and explanation, if applicable) of any of the following: IRB approval, disapproval, termination, suspension or recommendations for modification of research conducted at University; instances of serious or continuing noncompliance with federal regulations or the requirements and determinations of such IRB; and any other matter including but not limited to adverse events, subject complaints, unanticipated problems involving risks to subjects or deviations reported to IRB, that comes to the attention IRB or that may adversely affect either party’s compliance with applicable regulations and laws governing human subjects research.

Each party agrees to comply with all provisions of Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and regulations promulgated thereunder, as such law and regulations may be amended from time to time. Each party agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement.

10.

INSURANCE

Company agrees to carry and keep in force, at its expense, product liability insurance and general liability insurance with limits not less than $1,000,000 per occurrence and $3,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property or any person. Such insurance shall not be canceled for any cause without at least thirty (30) days prior written notice to the other party. Such insurance shall contain an endorsement naming University as an additional insured with respect to this Agreement.

University shall provide for general and professional liability coverage for insuring the University, its trustees, faculty, and employees, performing its sole obligations under this Agreement through a program of Self-Insurance, providing limits of coverage of not less than $1,000,000 per claim, and $3,000,000 in the aggregate annually on an occurrence basis, pursuant to and governed by The State of New Jersey Tort Claims Act, N.J.S.A. 59:1-1, et seq.

Each party shall provide the other party with a certificate of insurance or a self-insurance letter (if such party is self-insured) stating the limits of coverage upon request.

11.

NOTICES

Any and all notices and other communications required or permitted to be given hereunder shall be made in writing and shall be personally delivered, sent by registered or certified mail, or sent by facsimile (with delivery confirmation), addressed as follows, unless such address is changed by written notice hereunder:

If to University:

Vice President for Research

University of Medicine and Dentistry of New Jersey

Office of Legal Management

335 George Street, Suite 3200

New Brunswick, NJ  08901

Phone: 732-235-8700

Fax: 732-235-7399

If to Company:

Proteonomix, Inc.

145 Highview Terrace

Hawthorne, NJ 07506

Attention:  Roger L. Fidler, General Counsel

Phone:

(973) 949-4195
Fax:

(973) 949-4196

E-mail:

rfidler0099@aol.com

Any such notice shall be effective on the day it was delivered or transmitted or if mailed, on the date of its receipt.

12.

MISCELLANEOUS PROVISIONS

12.1.

Independent Contractor.  The relationship of University, Principal Investigator, any Subinvestigator and all Study personnel under this Agreement are that of independent contractors and nothing contained herein shall be interpreted as creating any other relationship.

12.2.

Entire Agreement.  This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, except those contemplated hereunder or not inconsistent herewith.

12.3.

Debarment Certification.  University represents that University is not and does not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992 subsections 306(A) or 306(B); or any testing facility disqualified under CFR Part 58, Subpart K, or a clinical investigator disqualified under 21 CFR 312.70, in connection with any of the services to be performed by University pursuant to this Agreement.  University represents it will promptly disclose in writing to Company if any person, testing facility or clinical investigator engaged in the performance of services under this Agreement is disqualified or debarred, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or threatened, relating to the debarment or disqualification of University or any person performing services hereunder.

12.4.

Amendments.  Any alteration, modification, or amendment to this Agreement attached hereto must be in writing and signed by all parties.  No changes will be made in the Protocol unless agreed upon by University, the Principal Investigator, and Company or unless necessary to protect the health, safety, or welfare of the Study subjects.

12.5.

Assignment.  This Agreement, any portion hereof, or any obligation hereunder shall not be assigned by University, except that University may transfer or assign this Agreement, in whole or in part, without the prior written consent of Company, to Rutgers University in connection with a merger, consolidation, or a sale or transfer of all or substantially all of the assets to which this Agreement relates .

12.6.

Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and interpreted in accordance with the laws of the State of New Jersey without giving effect to the choice-of-law rules thereof.

12.7.

Invalidity.  In the event that any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any federal, state or local statutes, laws, rules or regulations, or is otherwise declared invalid or unenforceable by such court, the parties agree that such provision shall be of no force or effect and the remaining provisions shall remain valid and in full force and effect as though such superseded provision was not contained in this Agreement.

12.8.

Survival.  The parties agree that the obligations contained in Articles 1.6-1.9, 1.11, 4 (“Publication of Study Results”) for the time period set forth therein, 5 (“Inventions”), 6 (“Confidentiality”) for the time period set forth therein, 7 (“Indemnification and Patient Reimbursement”), 8 (“Subject Injury”), 11 (“Insurance”), 13.6 (“Governing Law”), 13.8 (“Survival”) and 14 (“Disclaimer of Warranties”) shall survive the termination of this Agreement, as well as any other terms which by their intent or meaning are intended to so survive.  No termination hereunder shall constitute a waiver of any rights or causes of action that either party may have based upon events occurring prior to the termination date.

12.9.

Waiver.  No waiver of breach, term, provision or condition of this Agreement shall be considered valid unless in writing and signed by the party giving such waiver and no such waiver shall be deemed a waiver of any subsequent breach, term provision or condition contained in this Agreement.  No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege shall operate as a waiver thereof.

12.10.

University Employees. Unless otherwise approved in writing by the University, only University employees shall participate in any professional and technical activities of the Study.

12.11.

Materials. All equipment and materials acquired for use in connection with the research program will be the property of University at the termination of the program. Except as may be otherwise provided in this Agreement, title to any equipment provided by Company to University shall pass to University at the time of delivery thereof to University.

12.12.

Payment

All payments required under this Agreement shall be sent to:

University of Medicine and Dentistry of New Jersey

UMDNJ-Grants and Contracts

Attn:  Frank Cangelosi

PO Box 2685

New Brunswick, New Jersey 08903-2685

It is expected that Study funds will be expended in accordance with the attached Exhibit B.  Actual expenditures may vary at the discretion of the University.

13.13  University’s Corporate Integrity Agreement

Each party certifies that it shall not violate the federal anti-kickback statute, set forth at 42 U.S.C. §1320a-7b(b) ("Anti-Kickback Statute"), or the federal "Stark Law," set forth at 42 U.S.C. § 1395nn ("Stark Law"), with respect to the performance of its obligations under this Agreement.

University’s Code of Conduct is available at http://www.umdnj.edu/complweb/code/conduct.pdf  and it’s Stark Law and Anti-Kickback Statute Policies and Procedures are available at the following web addresses: http://www.umdnj.edu/oppmweb/university_policies/ethics_compliance/PDF/00-01-15-60_05.pdf; http://www.umdnj.edu/oppmweb/university_policies/ethics_compliance/PDF/00-01-15-60_10.pdf; and, http://www.umdnj.edu/oppmweb/university_policies/ethics_compliance/PDF/00-01-15-60_15.pdf.

Each party shall ensure that its individuals conducting activities under the Agreement who meet the definition of "Covered Persons" (as such term is defined in the "Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and the University of Medicine and Dentistry of New Jersey" available at http://www.umdnj.edu/presweb/president/UMDNJ-CIA.pdf) shall comply with Institution's Compliance Program, including the training related to the Anti-Kickback Statute and the Stark Law.  A Covered Person includes all contractors, subcontractors, agents and other persons who provide patient care items or services or who perform billing or coding functions on behalf of Institution, excluding vendors whose sole connection with Institution is selling or otherwise providing medical supplies or equipment to Institution and who do not bill the Federal health care programs for such medical supplies or equipment.

13.

DISCLAIMER OF WARRANTIES.

UNIVERSITY, EXPRESSLY DISCLAIM ALL WARRANTIES RELATED TO THE STUDY DATA AND RESULTS, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE. NEITHER UNIVERSITY NOR COMPANY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES SUFFERED BY COMPANY, UNIVERSITY, OR ANY THIRD PARTIES RESULTING FROM THE STUDY. UNIVERSITY WILL NOT BE LIABLE FOR ANY OTHER DAMAGES SUFFERED BY COMPANY, ANY LICENSEE, OR ANY OTHERS RESULTING FROM THE USE OF THE RESULTS OR STUDY DATA FROM THE STUDY OR ANY INVENTION OR PRODUCT RESULTING FROM THE STUDY.  UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY REGARDING ACTUAL OR POTENTIAL INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY OF THIRD PARTIES, AND COMPANY ACKNOWLEDGES THAT THE AVOIDANCE OF SUCH INFRINGEMENT IN THE DESIGN, USE AND SALE OF PRODUCTS AND PROCESSES RELATED TO ANY STUDY SHALL REMAIN THE RESPONSIBILITY OF COMPANY.

IN WITNESS THEREOF, the parties have executed this agreement by their duly authorized officers on the date first herein set out:

UNIVERSITY OF MEDICINE AND

DENTISTRY OF NEW JERSEY

PROTEONOMIX, INC.

__/s/ Deborah A. Lazzarino___________

___/s/ Michael Cohen___________

Deborah A. Lazzarino, PhD

Michael Cohen

Asst.  Dean for Research Administration

Chief Executive Officer

9/7/2012

9/7/2012

Date

Date

EXHIBIT A

PROTOCOL

TITLE:

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

Principal Investigators:

Baburao Koneru, M.D.

Professor and Chief

Division of Transplant and Hepatobiliary Surgery

New Jersey Medical School

185 South Orange Avenue

Newark, NJ 07103

Co-Investigators:

Richard Arrigo, D.O.

Department of Medicine - Division of Gastroenterology

New Jersey Medical School

185 South Orange Avenue

Newark, NJ 07103

George Dikdan, Ph.D.

Department of Surgery

New Jersey Medical School 185 South Orange Avenue Newark, NJ 07103

Protocol Version

August 14, 2012

Mobilization of Stern Cells with * in Patients with Cirrhosis — A Phase I Study

I.	Objectives ................................................................................................ 7
A. Primacy Objectives ......................................................................7
B. Secondary Objectives ....................................................................7
11.	Study Population .......................................................................................7

III.	Pretreatment Evaluation .........................................................................8
A. Patient Evaluation ......................................................................8
IV.	Treatment Phase ......................................................................................8
A. Procedure ..........................................................................................9
V.	Data Analvsis .............................................................................................9
VI .	Background..............................................................................................9 ................

E. * for Mobilization of PBPCs: Toxicity and Dosage Issues…..12
F. * and * for Mobilization of PBPCs: Toxicity ................14
VII.	Drug Formulation ...................................................................................15
A. *……… ................................................................................15

B. * .................................................................................16
1. Description ...........................................................................16

Mobilization of Stem Cells with * in Patients with Cirrhosis —A Phase I Study

2. Storage .......................................................................................................16
VIII. Dosage Modification ........................................................................16
IX. Study Endpoints .................................................................................16
A. Toxicity ..........................................................................................16
B. Characterization of * and *-Mobilized PBPCs in

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

STUDY SCHEMA/SCHEDULE OF EVENTS

Baseline (Day 0):

Informed consent, History and Physical Examination, CBC, CMP, Hepatic function panel (HFP), PT-INR and Pregnancy test

Day 1:

*, CBC, CMP, HFP, PT-INR, CFU-F assay, Peripheral blood CD34, CD90 and CD 105 and Pain questionnaire

Day 2:

*, CBC and Pain questionnaire

Day 3:

*, CBC and Pain questionnaire

Day 4:

*, CBC, CFU-F assay and Pain questionnaire

Day 5:

Brief history and physical examination, *, CBC, Peripheral blood CD 34, CD90 and CD105 determination, CFU-F assay and Pain questionnaire

Day 6:

CBC, Peripheral blood CD35, CD90 and CD105 determination and CFU-F array

Day 7:

CBC, CMP, HFP, Peripheral blood CD34, CD90,  and CD105 determination, CFU-F array and Pain questionnaire

Day 14:

BC, CMP, HFP, PT-INR, Peripheral blood CD34, CD90 and CD105 determination, CFU-F assay and Pain questionnaire

Day 42:

CBC, CMP, HFP, PT-INR, Peripheral blood CD34, CD90 and CD105 determination, CFU-F assay and Pain questionnaire

Day 90:

History and physical examination, CBC, CMP, HFP, PT-INR

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

Mesenchymal Stem Cell Mobilization Protocol

Day 0
D1
D2
D3
D4
D5
D6
D7
D14
D42
D90
Screening
Consent
H & P
Pregnancy Test
PT-INR
PT-INR
H&P
PT-INR
PT-INR
H & P
PT-INR
= [redacted]
= [redacted]
CBC
CMP,HFP
CFU-F
CD34, CD90, CD105
Pain Questionnaire

Mobilization of Stem Cells with * in Patients with Cirrhosis —A Phase I Study

PROTOCOL SYNOPSIS

Title	Mobilization of Stem Cells With * in Patients with
Cirrhosis — A Phase I Study
Indication	Administration of * to
mobilize stem cells from the bone marrow to peripheral circulation may result in migration of stein cells to the liver where they may enhance regeneration of liver cells and improve liver function
Study Objectives	1. To study the safety of mobilization of stems cells in patients with chronic liver disease.
2. To study the effects of mobilization of stem cells to the peripheral circulation on liver function
Study Design	Patients with chronic liver disease will be treated with *

Enrollment	A total number of 15 subejcts
Su*ary of	1) Chronic liver disease, 2) Age > 18 years, 3) MELD score < 12, 4)
Eligibility Criteria	Able to provide informed consent, 5) HIV and HBS Ag seronegative, 6)
Platelet count > 50;000, WBC count > 2,000, 7) No history of malignancy within the last 5 years, except for non-melanoma skin cancer or cervical carcinoma in situ, 8) No Iesions suspicious for liver cancer on.
.	CT/MRI within prior 4 months.
Drug Dosage and	*
Formulation	*
Primary_End-Points	Safety of mobilization in patients with chronic liver disease

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

I.

OBJECTIVES

A.

Primary Objective

To evaluate the safety of mobilization of stem cells by administration of * in patients with chronic liver disease and a MELD score of < 12.

B.

Secondary Objectives

1.

To determine the levels of mesenchymal stein cell mobilization (CD34, CD90 and

CD 105 expressing cells in peripheral blood and CFU-F)

2.

To evaluate liver function after mobilization of stem cells in patients with chronic liver function.

II. STUDY POPULATION

Patients with chronic liver disease seen at the University Hospital comprise the study population. Patients will be screened for the following eligibility criteria.

1. Inclusion Criteria

a)

Patients with a clinical diagnosis of cirrhosis

b)

Age > 18 years

c)

MELD score < 12

d)

Able to provide informed consent

e)

HIV and HBs Ag seronegative

i)

Platelet count > 50,000, \VBC count > 2,000

g)

No history of malignancy within the last 5 years, except for non- melanoma skin cancer or cervical carcinoma in situ

h)

No lesions suspicious for liver cancer on CT/MRI within prior 4 months.

2. Exclusion Criteria

a)

Patients with acute or subacute onset of liver disease

b)

Patients who have received liver transplants

c)

Age < 18 years

d)

MELD score > 12

e)

Patients whose MELD scores are currently < 12 but with history of prior deterioration with MELD scores > 12

f)

Unable to provide informed consent

Mobilization of Stem. Cells with * in Patients with Cirrhosis —A Phase I Study

g)

Patients with HIV or HB, Ag seropositivity

h)

Pregnant or lactating females

i)

Enrolled in another research protocol

j)

Any condition that precludes serial follow up

k)

Patients with history of malignancy within the last 5 years, except for non-melanoma skin cancer or cervical carcinoma in sit

1)

Any lesions suspicious for liver cancer on CT/MRI within prior 4 months.

m)

Patients with palpable splenomegaly on physical examination and/or

n)

Any condition that in the investigators opinion would likely increase the risk of participation or would likely confound interpretation of the data.

B.

Study Sample

A total of 15 subjects will be enrolled over a 12 month period.

III. PRETREATMENT EVALUATION

A.

Patient Evaluation

All study patients will be enrolled at least 1 week prior to co*encing treatment with * to facilitate the drawing of baseline blood samples. Upon enrollment (Day 0, DO) , patients will have:

1. Complete I-I&P

2.

Complete blood count (CBC), complete metabolic panel (CMP), Hepatic function panel (HFP), PT-INR.

3.

In female patients of childbearing potential, a pregnancy blood test will be done.

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

IV. TREATMENT PRASE

Consented and enrolled patients will begin treatment on the Day 1 (D1).

A. PROCEDURE

1.

Patients will participate in the study over a 3-4 month period. Patients will be monitored by the study doctor or study staff.

2.

Patients will receive * for mobilization of progenitor cells. * will be administrated *

3.

* administration will begin on Day 1 (Dl) and will continue through mobilization day 5.

4.

* will be administered on day *.

5.

The following blood samples will be drawn on the days indicated:

a)

CBC: from Day 0, D1 through D7, D14, D42 and D90

b)

CMP and IIFP on Day 0, D1, D7, D14, D42 and D90

c)

PT-INR on Day 0, D1, D14, D42 and D90

d)

Flow cytometry for CD34, CD90 and CD 105 on Day 1, D5, D6, D7 and D 14

e)

CFU-F assay on Day 1, D4 through D7, D14 and D42

V. DATA ANALYSIS

All patient data will be kept in the Transplant Surgery Research Database. This is an open labeled trial. Patient outcome will be evaluated on a continuous basis. This protocol is a proof of concept study and is not designed to test the superiority of this approach over conventional approaches. Rigorous statistical analysis will not be performed during this study.

VI. BACKGROUND

A.

Liver Cirrhosis and Liver Transplantation

Liver cirrhosis represents a worldwide health problem [1]. Chronic viral hepatitis and alcohol abuse are the main causes of liver cirrhosis among humans worldwide. In advanced cases, liver transplantation is the only effective treatment. However, suitable donors are relatively scarce and transplantation incurs considerable morbidity and mortality and high costs. Stem cell therapy is very attractive in this setting because it has the potential to help tissue regeneration while being a

Mobilization of Stein Cells with * in Patients with Cirrhosis — A Phase I Study minimally invasive procedure and with potentially fewer complications.

B.

Stem cell Therapy in Liver Diseases

Since the late 1990s, several experiments have been carried out to demonstrate and optimize the supposed ability of adult bone marrow stem cells to generate mature and functioning hepatocytes. Most of those studies have been carried out in rodent models of liver injury using either whole/fractionated bone marrow and transplantation/injection of peripheral blood stem cells obtained through the administration of growth factors. The basis of those experiments was the discovery of the ability of bone marrow stem cells to differentiate into mature cells other than blood cells in different adult tissues, a concept known as "plasticity." Despite the extensive work carried out thus far, the mechanisms (mainly transdifferentiation vs. cell fusion) and the bone marrow subpopulation involved in stem cell plasticity are still poorly understood and controversial. It is possible that the basic mechanism of the bone marrow stem cell plasticity in liver damage varies depending on the type of injury involved, or different subpopulations of bone marrow stem cells could be able to engender hepatocytes via transdifferentiation or cell fusion, or even both. In particular, transdifferentiation into hepatocytes has been demonstrated to occur after CD34+ hematopoietic stem cells are administered to rodents treated with liver toxins. On the other hand, cell fusion between hepatocytes and cells from the myelomonocytic lineage of the bone marrow has been shown to work well in metabolic/genetic liver diseases, as in the fumarylacetoacetate hydrolase deficiency model in mice.

Only a few clinical studies on the administration of bone marrow-derived stem cells to cirrhotic patients have been published up to now. The presence of hematopoietic progenitor cells in peripheral blood has been recognized since the early 1970s. More recently, it has been demonstrated that the number of progenitor cells in the peripheral circulation can be markedly increased for a short period of time by treatment with chemotherapeutic agents or with hematopoietic growth factors. In two relevant studies, Gordon et al and Terai et al evaluated the effects of intrahepatic injection of CD34+ hematopoietic stem cells and infusion into peripheral blood of whole bone marrow in five and nine patients with liver cirrhosis, respectively [2, 3]. After examining the results the authors concluded that bone marrow stein cells are able to improve liver function in cirrhotic patients. In the study by Gordon et al., a decrease in serum bilirubin and an improvement in serum albumin were observed in three and four of the five patients, respectively. In one patient the ascites resolved [2]. In the study by Terai et al., significant improvements were observed in serum albumin and total protein level and in Child-Pugh score in all of the nine patients. Ascites was reduced in six patients [3].

Liver cirrhosis in humans represents the end stage of chronic liver injury (that could have lasted more than 20 years, as is the case in chronic viral hepatitis) and it is characterized by the disorganized proliferation of hepatocytes and biliary cells, excessive scaring, and loss of the three-dimensional architecture of the hepatic lobule. Therefore, from a pathophysiological point of view, supplying the cirrhotic liver with "brand new" stem cells which would generate additional hepatocytes would not be sufficient to restore the lost of function. This is despite the fact that some studies have shown that bone marrow infusion can be of some benefit in terrns of

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study tissue remodelling as well as having a paracrine effect on endogenous hepatocytes. Reports showing that in mice with cirrhosis bone marrow-derived myofibroblasts after bone marrow transplantation contribute to fibrosis raise concerns and suggest caution [4]. On the other hand, mesenchymal stem cells have been shown to play an important role in reversing liver fibrosis and in supporting the function, proliferation and differentiation of endogenous hepatocytes [5].

C.

Mesenchymal Stem Cells (MSCs) and Liver Disease

Transplantation of MSCs has been studied in animal models, and in clinical trials of patients with fulminant hepatic failure, end stage liver disease and inherited metabolic disorders [6-8]. Data is conflicting regarding the whether MSC need to be infused into the portal vein or could be infused into the peripheral circulation. In a large animal model of D-galactosamine-induced acute liver failure intraportal infusion of bone marrow-derived MSC achieved 6 month survival in 13/15 animals when the cells were administered intraportally but not intravenously [7]. In contrast, in a rat model of carbon tetrachloride-induced liver fibrosis intravenous infusion of hepatocyte-directed bone marrow-derived MSC not only resulted in engraftment but also decreased fibrosis at 4 weeks after the infusion [9]. In another study in rats of carbon tetrachloride-induced cirrhosis intraportal injection of MSC failed to improve function or reduce fibrosis [10]. In a clinical trial from Iran, autologous bone marrow- derived MSCs were infused into patients with decompensated cirrhosis [8]. All patients tolerated this treatment and showed improvement in their model for end stage liver disease (MELD) score. However, infusion of exogenous MSCs is associated with risks of pulmonary embolism and portal hypertension in addition to the costs associated with stem cell preparation [11]. Therefore, mobilization of bone marrow resident MSCs into peripheral blood and their subsequent homing to the liver, if performed successfully, would be more optimal than exogenously infused MSCs.

D.

Mobilization of Mesenchymal Stem Cells (MSCs)

Studies to date evaluating the potential of mobilizing stem cells have used *. We have evaluated PBPCs collected from donors mobilized with * and these cells fail to generate MSCs in culture conditions that are routinely used for generation of BM-derived MSCs. In recent unpublished studies we have demonstrated in mice that the combination of * can effectively mobilize MSCs into the peripheral circulation. Treatment of mice with * failed to mobilize MSCs. Therefore, we believe treatment of patients with a combination of * will result in mobilization of MSCs into the circulation and enable homing of the MSCs to the diseased liver. We hypothesize that migration of MSCs to the liver will result in improved liver function and possible repair of fibrotic tissue.

Currently in the U.S., administration * An intent to treat analyses of efficacy of

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

* Treatment protocol consisted of SC administration of *. Combination therapy *, resulted in significantly greater number of * achieving the primary outcome of *. The combination therapy significantly improved the secondary outcome targets of number of *

Several differences exist in the characteristics of the PBPCs mobilized from the bone marrow in response to *. In patients; co-administration of * resulted in a significant increase in the proportion of * cells in peripheral blood, cells which are more primitive with extensive proliferation and repopulation capabilities *

E.

* for Mobilization of PBPCs: Toxicity and Dosage Issues

In the autologous setting, * has been shown to be a potent mobilizer of early progenitor cells into the peripheral blood. Duhrsen et al measured PBPC levels before treatment and four to five days after treatment with * . Mobilization was superior at * or higher doses with no dose response relationship evident above *. Those patients undergoing mobilization with * to achieve a targeted progenitor cell collection. A confirmatory study at *. This difference was also associated with a 5 day decrease in the median time to platelet transfusion independence.

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

The safety of * has been extensively monitored in cancer patients receiving it postchemotherapy, in patients with chronic neutropenia, and in patients undergoing mobilization of PBPCs. The most frequent adverse event reported in Phase III trials was *. No clinical problems have been described in association with these transient biochemical abnormalities *. Skeletal pain was the most frequently reported adverse event, and occurred in 38% of patients. Seven percent of patients reported headache. No fatal or life-threatening adverse events attributable * were observed in these patient populations. The following table lists some of the earlier studies *.

Reference

N

Dosage Schedule (SC)

*

*

*

*; in normal donors, the optimum dose to maximize yield and minimize toxicity is unknown. *

Rare cases of splenic rupture have been reported following the administration of *. A review of the English language literature in * identified a total of *. In six of those patients *

Mobilization of Stem Cells with * in Patients with Cirrhosis -A Phase I Study

* is believed to be the underlying pathophysiological mechanism *. Some of these cases were fatal. Individuals receiving *

*. There was no significant correlation between the increase in spleen size and age, body mass index and hematological indices *. *. Splenic size decreased close to pretreatment size after 3-4 days. There was no association between the changes in spleen size and age, sex, race and hematological indices *.

F.

*  for Mobilization of PBPCs: Toxicity

* provide the best knowledge base to examine the potential side effects that might occur when the two drugs are used together as is proposed in our phase I study. In the two randomized trials of patients with * at least one adverse event occurred in *% of patients with * and in *% of patients with * receiving *. Most of the adverse events were of mild to moderate severity. The most co*only occurring treatment-related adverse events were injection-site reactions, diarrhea and nausea. In the combined population of both the studies treatment-related serious adverse events occurred in * patients receiving * (hypotension and dizziness in one and post apheresis thromobocytopenia in another) and in * patients receiving *+ Placebo (non-ischemic chest pain). Adverse events led to discontinuation of treatment in *

More specifically, in the * trial adverse events occurred in *. In decreasing order of frequency injection site erythema (20.4 vs. 3.3%), diarrhea (18.4% vs. 5.3%), nausea (16.3 vs. 7.3%), bone pain (9.5 vs. 7.9%). fatigue (8.2 vs. 3.3%), paresthesia (7.5 vs. 7.3%), headache (5.4 vs. 8.6%) and vomiting (5.4 vs. 2.7%) were the reported adverse events *.

In the * trial adverse events occurred in 65.3% of 150 patients receiving * vs. 41.4% of 145 patients receiving *. In decreasing order of frequency diarrhea (38% vs. 6.2%), injection site erythema (29.3 vs. 6.2%), nausea (17.3 vs. 5.5%), headache (11.3 vs. 6.2), bone pain (10.7 vs. 6.9%), injection site pruritus (8 vs. 0%), paresthesia (6.7 vs. 2.8%), abdominal pain (6 vs. 1.4%) and flatulence (5.3 vs. 3.4%) were the reported adverse events *. Finally, * may

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study decrease platelets, increase circulating leukocytes and result in splenic enlargement *: U.S. Prescribing information [online]. Available from *. Importantly, no cases of splenic rupture have been reported with the use of  *.

VII. DRUG FORMULATION

A.

*

1.

Description

*. The E. coli-derived protein consists of *-amino acids with a molecular weight of about * daltons and differs from the natural protein in that the *. The E. coli transfected with the human * gene are grown in culture under defined and controlled conditions. The bacteria are harvested and * extracted and purified via a series of proprietary processing and chromatographic steps. *.

Manufacturing quality criteria for * use in the clinic are stringent. These include passing the USP pyrogen test, the limulus amebocyte assay, a sterility test, and the general safety test (Code of Federal Regulations, Title 21, Section 610.11). The nucleic acid content can be no greater than 10 pg/unit dose. The final product is a clear, colorless, sterile protein solution free of particulates; * .

2.

Configuration

X

Usage: Single use syringe

X

Withdrawable Volume: 0.8 mL

X

Concentration: 0.60 mg/mL

3.

Labeling

The label on each syringe of * will contain the following information:

* Read Instructions Before Use

Concentration: 0.60 mg/mL Store at 2-8°C

Volume: 0.8 M1

*

Mobilization of Stem Cells with * in Patients with Cirrhosis —A Phase I Study

4.

Storage

* has been demonstrated for at least 36 months when stored under these conditions. Exposure of the material to excessive temperatures above or below this range or to agitation is to be avoided because of loss of activity. *, and do not use if contents freeze in transit or in storage.

B.

*

1.

Description

* is a sterile, preservative-free, clear, colorless to pale yellow, isotonic solution for subcutaneous injection. *. Each single-use vial is filled to deliver 1.2 mL of the sterile solution that contains *

*

2.

Storage

Each single-use vial is filled to deliver 1.2 mL of 20 mg/mL solution containing *. Store at 25° C (77°F); excursions permitted to 15° -30°C (59° -86° F). * is intended for single use only. Any unused drug remaining after injection must be discarded.

VIII.

DOSAGE MODIFICATIONS

Leukocyte counts will be performed on all patients on a daily basis prior to administration of *. If the WBC count increases to greater than 75,000mm3 in any patient, *. If after 48 hours the WBC count continues to increase, * .

IX.

STUDY END-POINTS

A.

Toxicity

Bone pain associated with * administration will be assessed by a pain questionnaire and graded according to a visual analogue scale (VAS). To assist the subjects we will provide them with a copy of the cartoon shown in Appendix A. The pain questionnaire will be administered by the study coordinator/nurse each day prior to * administration. Patient log will be used to document

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study analgesic use. Other adverse events will be tabulated by body system and severity. Toxicity scoring will be according to the Co*on Terminology Criteria for Adverse Events — Version 4.02 (CTCAE 4.0), Appendix B.

B.

Characterization of * in Patients with Cirrhosis

The number of * of blood will be assessed while receiving * alone and after administration of *. Also, expression of CD90 and 105 will be assessed. *.

C.

Liver function

Traditional biochemical parameters of liver function, serum total and direct bilirubin, aspartate and alanine aminotransferases, alkaline phosphatase, total protein and albumin will be monitored. In addition, international normal ratio of prothrombin time (PT-1NR) will be monitored. Ascites will be evaluated by physical examination. A composite disease severity score will be determined using model for end stage liver disease (MELD) score, which comprises the three parameters of serum total bilirubin, creatinine and PT INR. In addition, the Child-Pugh score comprising the total bilirubin, albumin, INR, ascites and encephalopathy will be determined.

X.

STATISTICAL CONSIDERATION

While traditionally, phase I studies do not enroll subjects assigned prospectively and concurrently to either placebo or standard of care therapy we would suggest that a study designed to understand the effect of stem cell therapy on human liver cirrhosis would be better served by a clinical control group where the baseline characteristics: age and sex, etiology of liver disease, liver function (albumin, international normalized ratio [INR], bilirubin levels), and renal function (blood urea nitrogen and creatinine levels) are similar to those in the treated group. Therefore, in such as group of 15 patients obtained from the clinical practice we will monitor liver function utilizing the tests mentioned above.

The purpose of this pilot study of mobilization of PBPCs with *, in patients with end stage liver disease, is to evaluate the safety of the drug. The data generated on the effect on liver function in these patients will be used to determine the power calculations for subsequent follow up efficacy study.

XI.

Adverse Events

Adverse events due to * will be evaluated and graded as per CTCAE 4.0 referred to under IX A. The principal investigator will report adverse effects directly to the FDA in accordance with regulation 21CFR312.32 using standard practices (three day, ten day, or annual

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study reporting) under the terms of the IND (BB-IND 4938) and the protocol. Appropriate clinical, diagnostic, and laboratory measurements to delineate the cause of the adverse event will be performed. The principal investigator will also notify the IRB.

XII.

CONFIDENTIALITY AND COMPUTER DATA

A. CONDUCT OF THE PROTOCOL

The investigator will conduct the protocol in conformance with the "Declaration of Helsinki" and the laws and regulations governing human research in the U.S. The Principal Investigator has the appropriate facilities to conduct this protocol.

XIII.

SUBJECT INFORMATION AND CONSENT

Prior to any testing under this protocol, including screening tests and elevations, written informed consent will be obtained from the subject in accordance with local practice and regulations. Whenever possible, the investigator will also be involved in this procedure. The background of the proposed study and the benefits and risks of the procedures and study will be explained to the subject. A copy of the informed consent document signed and dated by the subject must be given to the subject. Confirmation of a subject's informed consent must also be documented in the subject's medical records prior to any testing under this protocol, including screening tests and evaluations.

A.

SUBJECT DATA PROTECTION

The subject will not be identified by name in any study reports, and these reports will be used for research purposes only. *, its designee(s), and various Government Health Agencies may inspect the records of this study. Every effort will be made to keep the subject's personal medical data confidential.

B.

AVOIDANCE OF COERCION

It will be made clear to all potentially eligible study subjects at the University Hospital-New Jersey Medical School liver diseases program that they may receive transplantation therapy (contingent on their medical suitability) without participation in this trial.

C.

NON-ENGLISH SPEAKING PATIENTS

Given the small size of the study non-English speaking subjects will be excluded from this phase I trial.

XIV. REFERENCES

1.

Lorenzini, S. and P. Andreone, Stem cell therapy for human liver cirrhosis: a cautious analysis of the results. Stem cells, 2007. 25(9): p. 2383-4.

2.

Gordon, M.Y., et al., Characterization and clinical application of human CD34+ stern/progenitor cell populations mobilized into the blood by granulocyte colony-stimulating factor. Stem cells, 2006. 24(7): p. 1822-30.

3.

Terai, S., et al., An in vivo model for monitoring trans-differentiation of bone marrow cells into functional hepalocytes. Journal of biochemistry, 2003. 134(4): p. 551-8.

4.

Russo, F.P., et al., The bone marrow functionally contributes to liver fibrosis. Gastroenterology, 2006. 130(6): p. 1807-21.

5.

Zhou, P., et al., Human progenitor cells with high aldehyde dehydrogenase activity efficiently engraft into damaged liver in a novel model. Hepatology, 2009. 49(6): p. 19922000.

6.

Lin, H., et al., Implications of the immunoregulatory functions of mesenchymal stem cells in the treatment of human liver diseases. Cellular & molecular i*unology, 2011. 8(1): p. 1922.

7.

Li, J., et al., Immediate intraportal transplantation of human bone marrow mesenchymal stem cells prevents death from fulminant hepatic failure in pigs. Hepatology, 2012.

8.

Kharaziha, P., et al., Improvement of liver function in liver cirrhosis patients after autologous mesenchymal stem cell injection: a phase I-11 clinical trial. European journal of gastroenterology & hepatology, 2009. 21(10): p. 1199-205.

9.

Zhao, W., et al.. Intravenous injection of mesenchymal stem cells is effective in treating liver fibrosis. World journal of gastroenterology: WJG, 2012. 18(10): p. 1048-58.

10.

Carvalho, A.B., et al., Bone marrow multipotent mesenchymal stromal cells do not reduce fibrosis or improve function in a rat model of severe chronic liver injury. Stem cells, 2008. 26(5): p. 1307-14.

11.

Schrepfer, S., et al., Stem cell transplantation: the lung barrier. Transplantation Proceedings, 2007. 39(2): p. 573-6.

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Mobilization of Stem Cells with * in Patients with Cirrhosis -A Phase I Study

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Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

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Mobilization of Stem Cells with * in Patients with Cirrhosis – A Phase I Study

APPENDIX A: Pain Chart

Pain Rating Scale© Mosby
No Pain
Worst Possible Pain
0 1 2 3 4 5 6 7 8 9 10
None
Mild
Moderate
Severe
0
NO HURT
2
HURTS LITTLE BIT
4
HURTS LITTLE MORE
6
HURTS EVEN MORE
8
HURTS WHOLE LOT
10
HURTS WORST

Mobilization of Stem Cells with * in Patients with Cirrhosis — A Phase I Study

APPENDIX B: Adverse Events Grading Scale

Common Terminology Criteria for Adverse Events version 4.0 attached appendage.

EXHIBIT B

STUDY COMPENSATION

*

2